September 5, 2001

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Valesc Inc. -- Registrant

Dear Commissioner

           I have read the statements made by Valesc, Inc. which we understand will be filed with the Commission, pursuant to Item 4 -- "Change in Registrant's Certifying Accountant" of the Company's Form 8-K/A report during the month of September 2001.

We agree with the statements concerning our firm in such Form 8-K/A.






Very Truly Yours,


/s/ STAN J.H. LEE, CPA
-----------------------
Stand J.H. Lee, CPA


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